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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


 The following is a list of the principal subsidiaries of the Company. Such subsidiaries are incorporated or organized in the jurisdictions indicated.

                                                    State or Jurisdiction
                                                       of Incorporation
                                                     ---------------------

 The Union Corporation (Registrant)                     Delaware
 Name of Subsidiary (1)
 ------------------
  Allied Bond & Collection Agency, Inc. (2)             Delaware
  Capital Credit Corporation                            Delaware
  High Performance Services, Inc.                       Delaware
  Interactive Performance, Inc. (3)                     Delaware
  Transworld Systems Inc.                               California
  UCO Properties, Inc.                                  Delaware
  Union Financial Services Group, Inc.                  Nevada



 (1) Does not include inactive subsidiaries.
 (2) Allied Bond & Collection Agency, Inc. has the following wholly-owned subsidiary: American Child Support Service Bureau Inc. (Pennsylvania).
 (3) Interactive Performance, Inc. has the following wholly-owned subsidiary:
     Interactive Performance of Florida, Inc. (Delaware).